COMPUTER SOFTWARE INNOVATIONS, INC. AND VERTICALBUYER, INC.

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2004

(in 000s)

	Computer Software Innovations, Inc. (CSI) (Audited)	VerticalBuyer, Inc. (VBYR) (Audited)		Proforma Increase (Decrease) (Unaudited)	Proforma Combined (Unaudited)
CURRENT ASSETS:
Cash	$3,656	$—	[A]	$(899)	$2,174
			[B]	(960)
			[C]	(415)
			[E]	5,042
			[F]	1,875
			[G]	(6,125)
			[H]	1,500
			[H]	(1,500)
Investment in VBYR			[C]	415	—
			[D]	(415)
Accounts receivable	2,362	—		—	2,362
Prepaid expenses	8	—		—	8
Property and equipment, net	143	—		—	143
Computer software costs, net	757	—		—	757
Other assets	1	—		—	1

TOTAL	$6,927	$—		$(1,482)	$5,445

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$774	$51	[C]	$(51)	$774
Deferred revenue	1,213	—		—	1,213
Deferred tax liability	212	—	[A]	83	295
Taxes payable (receivable)	310	—	[A]	(360)	(50)
Dividend payable			[B]	2,500	—
			[G]	(2,500)
Line of credit	—	—	[H]	1,500	1,500
Financial instrument	—	—	[E]	5,035	5,035

Total current liabilities	2,509	51		6,207	8,767

LONG-TERM LIABILITIES
Notes payable - related parties	—	—	[D]	5,500	2,250
			[F]	1,875
			[G]	(3,625)
			[H]	(1,500)

Total liabilities	2,509	51		8,457	11,017

Preferred stock	—	—	[E]	7	7

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock	3	18	[C]	(18)	3
Additional paid in capital	77	2,126	[C]	(2,126)	(338)
			[D]	(415)
Retained earnings (deficit)	4,070	(2,195)[A]		(354)	(5,244)
			[B]	(3,460)
			[C]	2,195
			[D]	(5,500)
Stock option compensation	268	—	[A]	(268)	—

Total Stockholders’ equity (deficit)	4,418	(51)		(9,946)	(5,579)

TOTAL	$6,927	$—		$(1,482)	$5,445

See notes to Unaudited Proforma Condensed Combined Financial Statements.

COMPUTER SOFTWARE INNOVATIONS, INC. AND VERTICALBUYER, INC.

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2004

(in 000s, except share information)

	Computer Software Innovations, Inc. (CSI) (Audited)	VerticalBuyer, Inc. (VBYR) (Audited)	Proforma Increase (Decrease) (Unaudited)	Proforma Combined (Unaudited)
REVENUE	$22,481	$—	$—	$22,481

OPERATING EXPENSES:
Cost of sales	15,412	—	—	15,412
General and administrative	4,535	126	—	4,661

Total operating expenses	19,947	126	—	20,073

INCOME (LOSS) FROM OPERATIONS	2,534	(126)	—	2,408
Income from discontinued operations	—	70	—	70
Interest income	21	—	—	21
Interest expense	—	— [I]	(204)	(204)
Other income	(1)	—	—	(1)

INCOME (LOSS) BEFORE PROVISION FOR TAXES	2,554	(56)	(204)	2,294
PROVISION (BENEFIT) FOR INCOME TAXES	1,033	— [J]	(69)	964

NET INCOME (LOSS)	$1,521	$(56)	$(135)	$1,330

BASIC NET INCOME PER COMMON SHARE	$0.58	$(0.01)		$0.51

DILUTED NET INCOME PER COMMON SHARE	$0.58	$(0.01)		$0.50

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
BASIC	2,631,786	18,141,667 [K]	(18,141,667)	2,631,786
DILUTED	2,640,646	18,141,667 [K]	(18,141,667)	2,640,646

See notes to Unaudited Proforma Condensed Combined Financial Statements.

COMPUTER SOFTWARE INNOVATIONS, INC. AND VERTICALBUYER, INC.

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003

(in 000s, except share information)

	Computer Software Innovations, Inc. (CSI) (Audited)	VerticalBuyer, Inc. (VBYR) (Audited)		Proforma Increase (Decrease) (Unaudited)	Proforma Combined (Unaudited)

REVENUE	$19,241	$—		$—	$19,241

OPERATING EXPENSES:
Cost of sales	13,528	—		—	13,528
General and administrative	3,920	—			3,920

Total operating expenses	17,448	—		—	17,448

INCOME (LOSS) FROM OPERATIONS	1,793	—		—	1,793
Income from discontinued operations	—	—		—	—
Interest income	9	—		—	9
Interest expense	—	—	[I]	(272)	(272)
Other income	2	—		—	2

INCOME (LOSS) BEFORE PROVISION FOR TAXES	1,804	—		(272)	1,532
PROVISION (BENEFIT) FOR INCOME TAXES	712	—	[J]	(99)	613

NET INCOME (LOSS)	$1,092	$—		$(173)	$919

BASIC NET INCOME PER COMMON SHARE	$0.41	$—			$0.35

DILUTED NET INCOME PER COMMON SHARE	$0.41	$—			$0.35

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
BASIC	2,631,786	17,033,334	[K]	(17,033,334)	2,631,786
DILUTED	2,640,313	17,033,334	[K]	(17,033,334)	2,640,313

See notes to Unaudited Proforma Condensed Combined Financial Statements.

Exhibit 99.1

COMPUTER SOFTWARE INNOVATIONS, INC. AND VERTICALBUYER, INC.

NOTES TO UNAUDITED PROFORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

NOTE 1 - COMPUTER SOFTWARE INNOVATIONS, INC.

Computer Software Innovations, Inc. (“CSI”), a South Carolina corporation, was formed on April 18, 1989. CSI is engaged in the business of development and sales of proprietary software and sales and distribution of computers and accessories. CSI is also engaged in providing a wide range of technology consulting services, including network and system integration, along with providing computer support and maintenances services.

NOTE 2 - VERTICALBUYER, INC.

VerticalBuyer, Inc. (“VBYR”), a Delaware corporation, is a public entity incorporated on September 24, 1999 for the purpose of creating Internet-based news sites dedicated to specific industries. During the periods presented, VBYR has been primarily engaged in seeking additional funding for working capital in order to sustain operations while management developed business opportunities. As such, VBYR meets the criteria of a public shell company in that it currently has no assets and no significant ongoing operations or revenue producing activities.

NOTE 3 - RECAPITALIZATION AND AGREEMENT AND PLAN OF MERGER

On January 31, 2005, CSI acquired 77% of the common stock of VBYR for $415,024 after which CSI became the parent company and VBYR became a subsidiary of CSI. On February 10, 2005, CSI entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VBYR pursuant to which CSI was then merged with and into VBYR (the “merger”).

Following the merger, VBYR continued as the surviving corporation and the separate corporate existence of CSI ceased; however, the merged entity is now known as Computer Software Innovations, Inc. (the “new CSI”) and trades on the over-the-counter bulletin board as CSWI.OB.

Transactions Prior to Merger

Before consummating the merger, CSI redeemed outstanding stock options for approximately 6,200 shares of common stock for $899,144. Additionally, prior to the merger, CSI declared dividends to its shareholders totaling $3,460,000, with $960,000 paid immediately and $2,500,000 recorded as a dividend note payable that was paid from the proceeds of the preferred stock financing component of the transaction.

Merger Related Transactions

Under the Merger Agreement, CSI shareholders received two notes payable for $3,625,000 and $1,875,000 and 2,526,904 shares of common stock of the surviving corporation. The $3,625,000 note payable was settled from the proceeds of the preferred stock financing and the note for $1,875,000 will be payable in 15 months with interest at prime plus 2%.

COMPUTER SOFTWARE INNOVATIONS, INC. AND VERTICALBUYER, INC.

NOTES TO UNAUDITED PROFORMA CONDENSED

COMBINED FINANCIAL STATEMENTS (continued)

NOTE 3 - RECAPITALIZATION AND AGREEMENT AND PLAN OF MERGER (continued)

Merger Related Transactions (continued)

As stated in Note 2, prior to the transaction, VBYR had no assets. Accordingly, the transaction is treated as a reverse acquisition of a public shell and accounted for as a recapitalization of VBYR rather than a business combination. The historical financial statements of VBYR will be the historical statements of new CSI. For reporting future financial results, historical shareholders’ equity of CSI will be restated to reflect the recapitalization and shares received in the transaction. Immediately prior to entering into the Merger Agreement, VBYR effected a 40 to 1 reverse split of its common stock reducing its issued and outstanding shares of common stock from 18,141,160 to 453,529.

In the merger, the 77% shares purchased by CSI on January 31, 2005 were canceled resulting in 2,526,904 shares being issued to former the CSI shareholders, resulting in total outstanding shares of 2,631,786.

To facilitate financing the Merger Agreement, new CSI completed a convertible preferred financing with Barron Partners, L.P. (“Barron”), an accredited investor. The convertible preferred financing with Barron was for $5,042,250, under a Preferred Stock Purchase Agreement. New CSI issued 7,217,736 shares of Series A Preferred Stock to Barron, which is convertible into an aggregate of 7,217,736 shares of common stock of new CSI at a conversion rate equal to $0.6986 per share. In addition, new CSI issued to Barron warrants to purchase an additional 3,608,868 shares of common stock of new CSI at an exercise price of $1.3972 per common share (Warrant A) and an additional 3,608,868 shares of common stock of new CSI at an exercise price of $2.0958 per common share (Warrant B). The shares of preferred stock and warrants which may be acquired by Barron are subject to limitations which restrict the amount of stock Barron is allowed to purchase. The registration rights agreement associated with the preferred stock financing contains a liquidated damages clause which can be settled in cash. As a result, the portion of the proceeds allocable to the warrants will be classified as a financial instrument liability on the balance sheet.

In addition, Barron issued a note payable to new CSI in the amount of $1,875,000. The note payable will be payable in 15 months with interest at prime plus 2%.

COMPUTER SOFTWARE INNOVATIONS, INC. AND VERTICALBUYER, INC.

NOTES TO UNAUDITED PROFORMA CONDENSED

COMBINED FINANCIAL STATEMENTS (continued)

NOTE 4 - PROFORMA ADJUSTMENTS

Proforma adjustments on the attached financial statements include the following:

(in thousands)

[A]	To record the effect of the redemption of CSI’s outstanding stock options.

[B]	To record the declaration of dividends by CSI to its shareholders including the amount paid immediately and the amount recorded as a dividend note payable.

[C]	To record the purchase of 77% of VBYR common stock by CSI and to eliminate VBYR in the recapitalization.

[D]	To record the merger of CSI into VBYR in exchange for the stock of VBYR, and two notes payable to the CSI shareholders, net of the $415 paid to purchase stock of VBYR (see [C]).

[E]	To record the purchase of preferred stock in new CSI by Barron, classifying the portion allocable to the warrants as a financial instrument liability.

[F]	To record the loan made to new CSI by Barron.

[G]	To record the payment of the dividend and merger notes payable to original CSI shareholders.

[H]	To record borrowing on line of credit to pay down the notes payable to related parties.

[I]	To record interest expense on $1,875 note payable to CSI shareholders and $1,875 note payable to Barron, each at prime plus 2% (currently 7.25%).

[J]	To record tax effects of proforma adjustments at tax rate of 34%.

[K]	To reflect the cancellation of VBYR shares in the recapitalization.

NOTE 5 - PROFORMA NET INCOME PER COMMON SHARE

Basic and diluted net income per common share is computed based on the number shares outstanding, after adjustment for the effects of the recapitalization, as though such shares had been outstanding from the beginning of the periods presented.